Exhibit 10.1

Summary Description
of the
Leggett & Platt, Incorporated
Key Management Incentive Compensation Plan for Profit Center Participants

Leggett & Platt, Incorporated has a Key Management Incentive Compensation Plan (the “Key Management Plan”) which is a cash bonus plan for non-executive officers administered by the Compensation Committee of the Board of Directors (the “Committee”). Joseph D. Downes, Jr., the Company’s former Senior Vice President, President – Industrial Materials Segment, participates in the Key Management Plan as a Profit Center Participant. Profit Center Participants’ awards under the Key Management Plan are determined by the return on capital employed (“ROCE”) and free cash flow (“FCF”) for the applicable profit centers under the participant’s management with the following relative weight.

Performance Objectives	Relative Weight
ROCE	70%
FCF	30%
The Performance Objectives are calculated as follows:

ROCE =	EBIT
Net PP&E + Working Capital[1,2]

[1]	Monthly averaging of Net PP&E and Working Capital, adjusted for currency effects.

[2]
Working Capital excludes cash and current maturities of long-term debt and balance sheet items not directly related to on-going Profit Center activity, such as interest receivable and payable, income taxes receivable and payable, current deferred tax assets and liabilities, and dividends payable.

FCF =	EBITDA (adjusted for currency effects) ± Change in Working Capital[1] + Non-Cash Impairments – Capital Expenditures

[1]
Change in Working Capital from December 31, 2014 to December 31, 2015 excludes cash and current maturities of long-term debt and balance sheet items not directly related to on-going Profit Center activity, such as interest receivable and payable, income taxes receivable and payable, current deferred tax assets and liabilities, and dividends payable.

The Committee shall adjust the Performance Objectives for all items of gain, loss or expense for the fiscal year, as determined in accordance with standards established under Generally Accepted Accounting Principles, (i) from non-cash impairments; (ii) related to loss contingencies identified in Note T to the financial statements in the Company’s 2014 10-K; (iii) that are (a) extraordinary, (b) unusual in nature, or (c) infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Mr. Downes’ performance targets for 2015 are as follows:

Profit Center	ROCE Target	FCF Target
Industrial Materials Segment	28.9%	$50.6M
For Profit Center Participants, no awards are paid for achievement below 80% of the ROCE and FCF targets for the applicable profit centers under the participant’s management. The ROCE and FCF payouts are each capped at 150%. Payouts will be interpolated for achievement levels falling between those in the schedule. Financial results for each profit center may include a critical compliance adjustment, ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for critical compliance failures. Financial results from acquisitions are excluded from the calculations in the year of acquisition. Financial results from divestitures will be included in the calculations; however, the Performance Objective targets relating to the divested businesses will be prorated to reflect that portion of the year prior to the divestiture. Financial results from businesses classified as discontinued operations will be included in the calculations.
2015
Profit Center Payout Schedule

ROCE / FCF Achievement		Payout
<80%		0%
80%	Threshold	60%
90%		80%
100%	Target	100%
110%		120%
120%		140%
125%	Maximum	150%

The award is calculated by multiplying the participant’s salary, target percentage, the relative weight of the Performance Objective, and the payout percentage. The sample calculation below assumes a participant with a base salary of $150,000 and a target percentage of 50%. If the participant’s profit centers achieved 100% of the aggregate ROCE target and 90% of the aggregate FCF target, with no adjustment for compliance, the participant’s award under the Key Management Plan would be $70,500.

Performance Objective	Participant’s Base Salary	Participant’s Target %	Relative Weight	Payout Percentage	Award
ROCE	$150,000	50%	70%	100%	$52,500
FCF	$150,000	50%	30%	80%	$18,000
Total Award					$70,500